UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Calamos Dynamic Convertible and Income Fund

(Exact name of registrant as specified in its charter)

Delaware	47-1549409
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2020 Calamos Court

Naperville, Illinois 60563

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Common shares of beneficial interest, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-194565

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, without par value, of Calamos Dynamic Convertible and Income Fund (the “Registrant”). A description of the Shares is contained under the heading “Description of Securities” in the prospectus included in Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on October 17, 2014 (Registration Nos. 333-194565 and 811-22949), which description is incorporated herein by reference.

ITEM 2.	EXHIBITS.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 17, 2014

CALAMOS DYNAMIC CONVERTIBLE AND INCOME FUND

By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson
Title:	Vice President and Secretary